EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Equity One, Inc. on Form S-8 of our report dated March 8, 2002 (except for Notes 5, 6, 14 and 15 as to which the date is December 4, 2002) appearing in the Current Report on Form 8-K of Equity One, Inc. dated December 10, 2002 and of our report dated March 8, 2002 on the consolidated financial statement schedule appearing in the Annual Report on Form 10-K/A of Equity One, Inc. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP


Miami, Florida
February 17, 2003